Exhibit 10.1

Executive Employment Agreement

ARIAD Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, and Paris Panayiotopoulos (the “Employee”), an individual, enter into this Executive Employment Agreement as of December 16, 2015 (the “Agreement”).

WHEREAS, the Company wishes to offer the Employee employment according to the following terms and conditions; and

WHEREAS, the Employee wishes to accept employment with the Company on such terms and conditions.

NOW, THEREFORE, the Company and the Employee agree as follows:

1.            Employment, Duties and Acceptance.  (a)  The Company hereby employs the Employee to render full-time services to the Company as Chief Executive Officer and President during the Term (as defined below) and to perform such duties commensurate with such offices as he shall reasonably be directed by the Board of Directors of the Company (the “Board”) to perform.  The Employee shall report directly to the Board.  The Employee hereby accepts such employment and agrees to render such services.

(b)          The Company shall appoint the Employee as a member of the Board on or promptly after the Effective Date (as defined below) and shall include him in the management slate for election as a member of the Board at every shareholder meeting during the Term at which his term as a director would otherwise expire.  The Employee agrees to accept such appointment and to serve during all or any part of the Term as a member of the Board, without any compensation therefore other than as specified in this Agreement.  The Employee acknowledges that he shall not be permitted to serve as a member of the board of directors of any other entity during the Term without the Board’s prior written consent; provided that such written consent to serve as a member of the board of directors of not more than one such other entity shall not be unreasonably withheld following the first anniversary of the Effective Date.

(c)           The principal place of employment of the Employee hereunder shall be in Cambridge, Massachusetts; provided that the Employee may be required to travel on Company business during the Term.

(d)          The Employee represents and affirms that he has provided to the Company all agreements between him and any current or former employer containing unexpired post-employment restrictions (other than restrictions relating to the use or disclosure of confidential information).  The Employee further acknowledges that the Company instructs the Employee not to bring to the Company, or use or disclose in the course of the Employee’s employment hereunder, any confidential information belonging to another person or entity, without such person or entity’s express authorization.

2.            Term of Employment.  The term of the Employee’s employment under this Agreement (the “Term”) shall (a) commence on such date as the parties hereto shall mutually agree (the “Effective Date”); provided that the Effective Date shall occur no earlier than January 1, 2016 and no later than the 31st day following the date hereof, and (b) expire on the third anniversary of the Effective Date (the “End Date”), unless (i) the Term and the Employee’s employment hereunder are terminated prior to the End Date in accordance with Section 4 or (ii) the Term and the Employee’s employment hereunder are extended by the mutual written agreement of the Company and the Employee.  The Employee acknowledges and agrees that there is no assurance that this Agreement shall be renewed or extended upon the expiration of the Term, the Company has no obligation to renew or extend this Agreement and the Employee has no right to any such renewal or extension and a failure to renew or extent this Agreement shall not entitle the Employee to any additional payments or benefits.

3.            Compensation and Benefits.  (a)  The Company agrees to pay the Employee a base salary at the fixed rate of $650,000 per annum, payable in equal biweekly installments.  The Employee’s annual base salary may be increased (but not decreased) following the Effective Date as determined by the Board (or the appropriate committee thereof) in its sole discretion.  The Employee’s annual base salary, as in effect from time to time, is hereinafter referred to as the “Annual Base Salary”.

(b)          The Employee shall be eligible to receive an annual bonus during the Term, commencing with respect to fiscal year 2016, in accordance with the annual incentive program applicable generally to senior executives of the Company.  The target for such annual bonus shall be 70% of the Employee’s Annual Base Salary; provided that the Board (or the appropriate committee thereof) may elect to pay a greater or lesser bonus in any year, in its sole discretion, based on its assessment of the Employee’s level of performance, the Company’s achievement of its business goals, special contributions that the Employee may have made during the year under consideration or other factors as the Board may determine appropriate.  Any annual bonus payable under this Section 3(b) shall be paid to the Employee no later than March 15th of the year following the year in which such discretionary annual bonus is earned.

(c)           As soon as practicable following the Effective Date, the Company shall grant the Employee an option to purchase 1,500,000 shares of the Company’s common stock, with a per-share exercise price equal to the closing price of a share of the Company’s common stock on the grant date.  One-fourth of such stock options shall vest on the first anniversary of their grant date, and the remaining portion of such stock options shall vest in thirty-six approximately equal installments on a monthly basis thereafter, in each case subject to the Employee remaining employed by the Company through each such vesting date.  Except as otherwise set forth in this Agreement, such stock options shall be subject to the terms and conditions set forth in the Company’s customary award agreement and in the applicable equity-based incentive compensation plan (the “Equity Plan”); provided, however, that the Employee acknowledges that some or all of such grant may be made as an “inducement grant” that is independent of the Equity Plan, but shall have terms and conditions consistent with the Equity Plan.

(d)          As soon as practicable following the Effective Date, the Company shall grant the Employee service-based restricted stock units with respect to 200,000 shares of the Company’s common stock.  Such service-based restricted stock units shall vest in three approximately equal installments on the six-month, twelve-month and eighteen-month anniversaries of their grant date, in each case subject to the Employee remaining employed by the Company through each such vesting date.  Except as otherwise set forth in this Agreement, such service-based restricted stock units shall be subject to the terms and conditions set forth in the Company’s customary award agreement and the Equity Plan; provided, however, that the Employee acknowledges that some or all of such grant may be made as an “inducement grant” that is independent of the Equity Plan, but shall have terms and conditions consistent with the Equity Plan.

(e)           The Company shall pay the Employee a one-time make-whole payment of $500,000, payable in cash in a single lump sum on the first regular payroll date following the Effective Date (the “Make-Whole Payment”), in order to reimburse the Employee for certain benefits provided by his former employer that he will forfeit as a result of the commencement of his employment with the Company.  In the event that, prior to the first anniversary of the Effective Date, the Employee terminates the Term and his employment hereunder without Good Reason (as defined below) or the Company terminates the Term and the Employee’s employment hereunder for Cause (as defined below), the Employee shall promptly repay the Make-Whole Payment to the Company.  In addition, the Company shall pay the Employee a one-time payment of $50,000, payable in cash in a single lump sum on the first regular payroll date following the Effective Date, in order to reimburse the Employee for certain expenses he will incur in connection with his commencement of employment (which payment, for the avoidance of doubt, will not be subject to repayment as described in the preceding sentence).

(f)            The Company shall reimburse the Employee for all reasonable expenses actually incurred by him during the Term in the performance of his services under this Agreement, as soon as practicable after presentation by the Employee of expense statements or vouchers or such other supporting information as the Company may require, in accordance with the Company’s policies in effect from time to time.

(g)          The Employee shall be eligible to participate in the group health, disability, long-term care, life insurance, paid time-off and other employee benefits plans which the Company provides for its senior executives, on the same basis as such other senior executives.  Commencing in fiscal year 2017, the Employee shall also be eligible, at the discretion of the Board (or the appropriate committee thereof), to receive additional grants under the Company’s long-term incentive compensation plans, on terms and conditions no less favorable to the Employee than the awards made generally to other senior executives of the Company.  Notwithstanding the foregoing, despite being a senior executive of the Company, the Employee agrees to forego the Company’s car allowance, tax preparation and other perquisites provided to the Company’s other senior executives not specifically addressed herein.

4.            Termination of Employment.  (a)  Death or Disability.  (i)  The Term and the Employee’s employment hereunder shall terminate automatically upon the Employee’s death.  If the Company determines in good faith that a Disability (as defined below) of the Employee has occurred, it may provide written notice to the Employee of its intention to terminate the Term and the Employee’s employment hereunder on account of such Disability and, in such event, the Term and the Employee’s employment hereunder shall terminate on the 30th day following the Employee’s receipt of such notice, so long as the Employee shall not have returned to full-time performance of the Employee’s duties within such 30-day period.

(ii)           For purposes of this Agreement, “Disability” means the Employee shall become physically or mentally disabled, whether totally or partially, so that he is unable substantially to perform his services hereunder for a period of 180 consecutive days, or for shorter periods aggregating 180 days, during any 12-month period.

(b)          Termination by the Company.  (i)  The Company may terminate the Term and the Employee’s employment hereunder at any time for any reason or no reason.  In the event the Company intends to terminate the Term and the Employee’s employment hereunder for Cause, then the Company shall provide the Employee with written notice thereof (setting forth in reasonable detail the conduct, failure or breach giving rise to such claim).  In the event such conduct, failure or breach is not curable, the Term and the Employee’s employment hereunder shall terminate immediately following such written notice by the Company.  In the event such conduct, failure or breach is curable, the Employee shall have 30 days to cure or remedy such conduct, failure or breach and, if such conduct, failure or breach is not so cured, then the Term and the Employee’s employment hereunder shall terminate immediately upon Employee’s receipt of written notice of such failure to cure following such 30-day period upon written notice thereof by the Company.  In the event the Company intends to terminate the Term and the Employee’s employment hereunder for any reason other than for Cause or the Disability of the Employee, the Company shall provide the Employee with written notice of such fact and the effective date thereof.

(ii)           For purposes of this Agreement, “Cause” means the occurrence of one or more of the following conditions as determined in the reasonable good faith judgment of the Board:  (1) the failure by the Employee to perform any of his material duties hereunder; (2) the conviction of the Employee of any felony; (3) the commission by the Employee of any crime relating to the Employee’s employment with the Company; (4) willful misconduct by the Employee that has resulted, and could reasonably have been expected to result, in significant harm to the Company’s business or reputation; (5) the failure by the Employee to materially comply with the written policies of the Company; or (6) a material breach of the terms of this Agreement by the Employee (including, without limitation, a breach of Section 1(d), a failure to commence employment or actions taken by the Employee which create a conflict of interest for the Employee between the Company or any corporation or other business entity controlling, controlled by or under common control with the Company (each, an “Affiliate”), on the one hand, and a competitor of the Company or any of its Affiliates, on the other hand).

(c)           Termination by the Employee.  (i)  The Employee may terminate the Term and his employment hereunder at any time for any reason or no reason.  In the event the Employee intends to terminate the Term and his employment hereunder with Good Reason, the Employee shall provide the Company with written notice thereof within 90 days following the initial occurrence of the conduct, failure or breach constituting Good Reason (setting forth in reasonable detail the conduct, failure or breach giving rise to such claim), and the Company shall have 30 days to cure or remedy such conduct, failure or breach.  In the event such conduct, failure or breach is not so cured, the Term and the Employee’s employment hereunder shall terminate immediately following such 30-day period upon written notice thereof by the Employee.  In the event the Employee intends to terminate the Term and his employment hereunder for any reason other than Good Reason, the Employee shall provide the Company with 30-days advance written notice thereof.

(ii)           For purposes of this Agreement, “Good Reason” means the occurrence of one or more of the following conditions arising without the Employee’s voluntary consent:  (1) any requirement that the Employee relocate to a worksite that would increase the Employee’s one-way commuting distance by more than 25 miles; (2) the Company’s material breach of any provision of this Agreement (including any such provision relating to the Employee’s compensation) or (3) the material diminution of the Employee’s roles, responsibilities, or scope of authority.  The parties agree that this definition of “Good Reason” shall be interpreted consistently with the definition of an “involuntary separation from service” under Section 1.409A-1(n) of the Treasury regulations.

(d)          Other Positions.  If, as of the date of the termination of the Term and the Employee’s employment hereunder for any reason or no reason, the Employee is a member of the Board or the board of directors of any of the Company’s Affiliates, or holds any other position with the Company of its Affiliates, the Employee shall automatically be deemed to have resigned from all such positions as of the effective date of such termination.  The Employee hereby agrees to execute such documents and take such other actions as the Company may request to reflect such resignation or resignations.

5.            Obligations of the Company upon Termination of Employment.  (a)  In the event of the Employee’s death, the Employee’s legal representative shall not be entitled to any additional payments or benefits from the Company under this Agreement, other than the Employee’s earned but unpaid Annual Base Salary, unreimbursed business expenses properly incurred by the Employee pursuant to Section 3(f) and any other compensation earned by or owed to (but not yet paid to) the Employee (collectively, the “Accrued Benefits”) through and including the date of the Employee’s death, payable as soon as practicable, but in no event later than 30 days following the date of the Employee’s death or at such other date as shall be specified under the terms of the employee benefit plan pursuant to which the benefit is payable (the “Plan Payment Date”).

(b)          In the event of the termination of the Term and the Employee’s employment hereunder by reason of the Disability of the Employee, the Employee shall not be entitled to any additional payments or benefits from the Company under this Agreement, other than payment in respect of the Accrued Benefits through and including the effective date of such termination, payable as soon as practicable, but in no event later than 30 days following the effective date of such termination or, if applicable, at the Plan Payment Date.

(c)          In the event that (i) the Company terminates the Term and the Employee’s employment hereunder for Cause at any time or (ii) the Employee terminates the Term and his employment hereunder for any reason or no reason at any time (other than for Good Reason within the two-year period following a Change in Control (as defined below) as contemplated by Section 5(e)), the Employee shall not be entitled to any additional payments or benefits from the Company under this Agreement, other than payment in respect of the Accrued Benefits through and including the effective date of such termination, payable as soon as practicable, but in no event later than 30 days following the effective date of such termination or, if applicable, at the Plan Payment Date, and the unvested portion of any stock awards, stock options, restricted stock, restricted stock units and other equity-based incentive compensation awards outstanding as of the effective date of such termination shall be forfeited for no consideration.

(d)          (i)  In the event that the Company terminates the Term and the Employee’s employment hereunder without Cause prior to a Change in Control or more than two years following a Change in Control:

(A)         the Employee shall be entitled to receive payment in respect of the Accrued Benefits through and including the effective date of such termination, payable as soon as practicable, but in no event later than 30 days following the effective date of such termination; and

(B)          subject to Section 7 (Release of Claims), Section 18(e) and the Employee’s compliance with Sections 10 (Cooperation), 11 (Confidentiality), 12 (Inventions), 13 (Non-Competition and Non-Solicitation) and 14 (Non-Disparagement):

(1)           the unvested portion of any stock awards, stock options, restricted stock, restricted stock units and other equity-based incentive compensation awards outstanding as of the effective date of such termination that, absent such termination, would have vested in accordance with their terms during the 12-month period immediately following the effective date of such termination shall immediately vest, and the remaining portion of such outstanding unvested awards shall be forfeited for no consideration; provided that any amounts payable as a result of such acceleration of vesting shall not be paid prior to the first date on which payment is permitted without penalty under Section 409A (as defined below);

(2)           the Company shall pay Employee an aggregate amount equal to the sum of (x) his then-current Annual Base Salary plus (y) his then-current target annual bonus, payable in 26 approximately equal biweekly installments, beginning on the first regular payroll date following the 60th day after the effective date of such termination; and

(3)           if the Employee makes an effective COBRA election regarding group health insurance, then the Company shall continue to provide the Employee with coverage under the Company’s group health insurance plan at the Company’s sole expense for a period of 12 months following the effective date of such termination.

(ii)           For purposes of this Agreement, “Change in Control” means the occurrence of any of the following events:

(A)        during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”), in each case other than the Board;

(B)         the consummation of (1) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable (each of the events referred to in this clause (1) being hereinafter referred to as a “Reorganization”) or (2) the sale or other disposition of all or substantially all the assets of the Company to an entity that is not an Affiliate (a “Sale”), in each case, if such Reorganization or Sale requires the approval of the Company’s stockholders under the law of the Company’s jurisdiction of organization (whether such approval is required for such Reorganization or Sale or for the issuance of securities of the Company in such Reorganization or Sale), unless, immediately following such Reorganization or Sale, (I) all or substantially all the Persons who were the “beneficial owners” (as used in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of the securities eligible to vote for the election of the Board (“Company Voting Securities”) outstanding immediately prior to the consummation of such Reorganization or Sale continue to beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Company”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding, for such purposes, any outstanding voting securities of the Continuing Company that such beneficial owners hold immediately following the consummation of the Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company), (II) no Person (excluding any employee benefit plan (or related trust) sponsored or maintained by the Continuing Company or any entity controlled by the Continuing Company) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of the Continuing Company and (III) at least 50% of the members of the board of directors of the Continuing Company were Incumbent Directors at the time of the execution of the definitive agreement providing for such Reorganization or Sale or, in the absence of such an agreement, at the time at which approval of the Board was obtained for such Reorganization or Sale;

(C)         the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in Section 5(d)(ii)(B) that does not otherwise constitute a Change of Control; or

(D)         any Person, corporation or other entity or “group” (as used in Section 13(d) of the Exchange Act) (other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate or (3) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting power of the Company Voting Securities) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company Voting Securities; provided, however, that for purposes of this Section 5(d)(ii)(D), the following acquisitions shall not constitute a Change of Control:  (w) any acquisition directly from the Company; (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate; (y) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities or any acquisition by a pledgee of Company Voting Securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation; or (z) any acquisition pursuant to a Reorganization or Sale that does not constitute a Change of Control for purposes of Section 5(d)(ii)(B) above.

(e)          In the event that, within the two-year period following a Change in Control, either the Company terminates the Term and the Employee’s employment hereunder without Cause or the Employee terminates the Term and his employment hereunder with Good Reason:

(i)            the Employee shall be entitled to receive payment in respect of the Accrued Benefits through and including the effective date of such termination, payable as soon as practicable, but in no event later than 30 days following the effective date of such termination; and

(ii)          subject to Section 7 (Release of Claims), Section 18(e) and the Employee’s compliance with Sections 10 (Cooperation), 11 (Confidentiality), 12 (Inventions), 13 (Non-Competition and Non-Solicitation) and 14 (Non-Disparagement):

(A)        all stock awards, stock options, restricted stock, restricted stock units and other equity-based incentive compensation awards outstanding as of the effective date of such termination shall immediately vest and, if applicable, remain fully exercisable through their original term; provided, that any amounts payable as a result of such acceleration of vesting shall not be paid prior to the first date on which payment is permitted without penalty under Section 409A;

(B)         the Company shall pay the Employee an aggregate amount equal to the product of two times the sum of (1) his then-current Annual Base Salary plus (2) his then-current target annual bonus, payable in 52 approximately equal biweekly installments, beginning on the first regular payroll date following the 60th day after the effective date of such termination; and

(C)         if the Employee makes an effective COBRA election regarding group health insurance, then the Company shall continue to provide the Employee with coverage under the Company’s group health plan at the Company’s sole expense for a period of 24 months following the effective date of such termination.

6.            Mitigation.  The Company’s obligation to make the payments provided in this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Employee, other than with respect to the Company's right to repayment of the Make-Whole Payment under the circumstances described in Section 3(e).  In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under this Agreement, nor shall his seeking or obtaining any such employment limit, restrict or reduce any of the amounts payable under this Agreement.

7.            Release of Claims.  As a condition to receiving the payments and benefits described in Sections 5(d)(i)(B) and 5(e)(ii), (a) the Employee shall execute and deliver to the Company a release of claims substantially in the form of Exhibit B hereto (the “Release of Claims”) (as such form may be amended following the date hereof as required by applicable law) and (b) such Release of Claims shall become effective and irrevocable in accordance with its terms, in each case, within the 60 day period following the effective date of the termination of the Term and the Employee’s employment hereunder under the circumstances described in Section 5(d) or 5(e).  In the event the Employee does not execute and deliver the Release of Claims within such period, the Release of Claims does not become effective and irrevocable within such period or any proceeding, action, claim or demand is brought by or on behalf of the Employee in breach of such Release of Claims after its execution by the Employee, the Employee (i) shall be deemed to have voluntarily terminated his employment without Good Reason for purposes of this Agreement, (ii) shall not be entitled to the payments or benefits described in Section 5(d)(i)(B) or 5(e)(ii) and (iii) shall be required to reimburse the Company, in cash within five business days after written demand is made by the Company therefore, for an amount equal to the value of any payments or benefits received by the Employee pursuant to Section 5(d)(i)(B) or 5(e)(ii).

8.            Subscription Agreement.  The Employee and the Company shall enter into one or more Subscription Agreements, in each case substantially in the form of Exhibit A hereto (each, a “Subscription Agreement”), pursuant to which the Employee shall purchase from the Company during the 12-month period commencing on the Effective Date, and the Company shall agree to sell to the Employee during such period, shares of Company common stock with an aggregate purchase price of $500,000, in each case at a per-share price equal to the closing price of a share of the Company’s common stock on the applicable date of purchase; provided that the first such Subscription Agreement shall provide for a purchase of shares of Company common stock on the one-month anniversary of the Effective Date (or if such date is not a trading day, on the first trading day immediately following such date), with an aggregate purchase price of $300,000.

9.            Limitation on Payments.  (a)  The Employee shall bear all expense of, and be solely responsible for, all Federal, state, local or foreign taxes due with respect to any payment received by or in respect of the Employee under this Agreement, including any excise tax imposed by Section 4999 of the Code (the “Excise Tax”); provided, however, that any payment or benefit received or to be received by the Employee in connection with a Change in Control or termination of employment, whether payable under the terms of this Agreement or any other plan, arrangement or agreement with the Company or an Affiliate (collectively, the “Payments”), that would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), shall be reduced to the extent necessary so that no portion thereof shall be subject to the Excise Tax, but only if, by reason of such reduction, the “net after-tax benefit” (as defined below) received by the Employee shall exceed the net after-tax benefit that would be received by the Employee if no such reduction was made.

(b)          For purposes of this Agreement, the “net after-tax benefit” shall mean (i) the Payments which the Employee receives or is then entitled to receive from the Company or its Affiliates that would constitute “parachute payments” within the meaning of Section 280G of the Code, less (ii) the amount of all Federal, state and local income and employment taxes payable by the Employee with respect to the foregoing, calculated at the highest marginal income tax rate for each year in which the foregoing shall be paid to the Employee (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing), less (iii) the amount of Excise Tax imposed with respect to the payments and benefits described in clause (i) above.

(c)           All determinations under this Section 9 shall be made by an accounting firm that is selected for this purpose by the Board prior to the Change in Control (the “280G Firm”).  All fees and expenses of the 280G Firm shall be borne by the Company.  The Company shall direct the 280G Firm to submit any determination it makes under this Section 9 and detailed supporting calculations to both the Employee and the Company as soon as reasonably practicable.

(d)          If the 280G Firm determines that one or more reductions are required under Section 9, the 280G Firm shall also determine which Payments shall be reduced (first from cash payments and then from non-cash benefits) to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, and the Company shall pay such reduced amount to the Employee.  The 280G Firm shall make reductions required under this Section 9 in a manner that maximizes the net after-tax amount payable to the Employee.  As a result of the uncertainty in the application of Section 280G at the time that the 280G Firm makes its determinations under this Section 9, it is possible that amounts shall have been paid or distributed to the Employee that should not have been paid or distributed (collectively, the “Overpayments”), or that additional amounts should be paid or distributed to the Employee (collectively, the “Underpayments”).  If the 280G Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Employee, which assertion the 280G Firm believes has a high probability of success, or controlling precedent or substantial authority, that an Overpayment has been made, the Employee shall promptly repay to the Company, without interest, an amount equal to such Overpayment; provided, however, that no loan shall be deemed to have been made and no amount shall be payable by the Employee to the Company unless, and then only to the extent that, the deemed loan and payment would either reduce the amount on which the Employee is subject to tax under Section 4999 of the Code or generate a refund of tax imposed under Section 4999 of the Code.  If the 280G Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the 280G Firm shall notify the Employee and the Company of such determination and the Company shall promptly pay the amount of such Underpayment to the Employee.

(e)           The parties shall provide the 280G Firm access to and copies of any books, records, and documents in their possession as reasonably requested by the 280G Firm, and otherwise cooperate with the 280G Firm in connection with the preparation and issuance of the determinations and calculations contemplated by this Section 9.

10.            Cooperation.  The Employee agrees to reasonably cooperate with the Company during the Term and thereafter, at the Company’s sole expense relating to any travel or other out-of-pocket expenses incurred, in connection with any governmental, regulatory, commercial, private or other investigations, arbitrations, litigations or similar matters that may arise during the Term, or in any way relate to events that occurred during the Term, until such investigations, arbitrations, litigations or similar matters are completely resolved.

11.            Confidentiality.  (a)  The Employee acknowledges that, in connection with performing the Employee’s services hereunder, the Company shall be disclosing information to the Employee related to the Company’s business, Inventions (as defined below), projects and business plans, as well as other information (collectively, “Confidential Information”).  The Employee acknowledges that the Company’s business is extremely competitive and dependent in part upon the maintenance of secrecy, and that any disclosure of the Confidential Information could result in serious harm to the Company.

(b)          The Employee agrees that the Confidential Information shall only be used, at any time (including following the expiration of the Term), by the Employee in connection with the Employee’s activities hereunder as an employee of the Company, and, subject to Section 11(e), shall not be used in any way that is detrimental to the Company.

(c)           The Employee agrees not to disclose, directly or indirectly, at any time (including following the expiration of the Term), the Confidential Information to any third person or entity, other than representatives or agents of the Company, except to the extent necessary or appropriate in the good faith performance of his duties hereunder.  The Employee shall treat all such information at all times as confidential and proprietary property of the Company.

(d)          For the avoidance of doubt, the term “Confidential Information” does not include information that is or becomes generally available to the public other than by disclosure in violation of this Agreement.

(e)           The Employee may disclose any Confidential Information that is required to be disclosed by law, government regulation or court order.  If disclosure is required, the Employee shall use his best efforts to give the Company advance written notice so that the Company may seek a protective order or take other action reasonable in light of the circumstances.  Notwithstanding the foregoing, this Agreement is not intended to, and shall be interpreted in a manner that does not, limit or restrict the Employee from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Exchange Act).  Specifically, nothing in this Agreement shall prohibit the Employee from (i) filing and, as provided for under Section 21F of the Exchange Act, maintaining the confidentiality of, a claim with a government agency that is responsible for enforcing a law, (ii) providing Confidential Information to the extent required by law or legal process or permitted by Section 21F of the Exchange Act or (iii) cooperating, participating or assisting in any government or regulatory entity investigation or proceeding.

(f)            Upon termination of this Agreement, the Employee shall promptly return to the Company all materials containing Confidential Information, as well as data, records, reports and other property, furnished by the Company to the Employee or produced by the Employee in connection with services rendered hereunder. Notwithstanding such return or any of the provisions of this Agreement, the Employee shall continue to be bound by the terms of this Section 11 following the termination of this Agreement, the Term or the Employee’s employment hereunder for any reason or no reason.

12.         Inventions Discovered by the Employee While Performing Services Hereunder.  During the Term, the Employee shall promptly disclose to the Company any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable or copyrightable (collectively, “Inventions”), made, conceived or first reduced to practice by the Employee, either alone or jointly with others, while performing service hereunder; provided, however, that this Section 12 shall not apply to Inventions for which each of the following criteria are satisfied:  (i) the Employee develops such Invention entirely on Employee’s own time without using the Company’s equipment, supplies, facilities, or trade secret information, (ii) the Invention does not relate at the time of conception or reduction to practice of the Invention to the Company’s business, or to the actual or demonstrably anticipated research or development of the Company, and (iii) the Invention does not result from any work performed by Employee for the Company.  The Employee hereby assigns to the Company all of his right, title and interest in and to any such Inventions.  During and after the Term, the Employee shall execute any documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain, and enforce patents and copyrights in any and all countries on such Inventions.  The Employee hereby irrevocably designates the Chief Intellectual Property Officer of the Company (or similar executive) as his agent and attorney-in-fact to execute and file any such document and to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Company’s rights under this paragraph.  The Employee shall continue to be bound by the terms of this Section 12 following the termination of this Agreement, the Term or the Employee’s employment hereunder for any reason or no reason.

13.         Non-Competition and Non-Solicitation.  (a)  During the Term and for a period of one year following the effective date of the termination of the Term and the Employee’s employment hereunder, for any reason or no reason (the “Restricted Period”):  (i) the Employee shall not, in the United States or in any country in which the Company shall then be doing business, directly or indirectly, enter the employ of, or render any services to, any person, firm or corporation engaged in any business that is competitive with the business of the Company or of any of its subsidiaries or Affiliates of which the Employee may become an employee or officer during the Term, the Employee shall not engage in such business on Employee’s own account and the Employee shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or any other relationship or capacity; provided, however, that nothing contained in this Section 13 shall be deemed to prohibit the Employee from acquiring, solely as an investment, of up to 2% of any class of shares of capital stock of any public corporation; and (ii) neither the Employee nor any entity controlled by the Employee shall, during the Restricted Period, directly or indirectly, solicit, hire or utilize, or assist any person in any way to solicit, hire or utilize, the services of any individual or entity that is at such time, or was at any time during the Restricted Period or the six-month period prior thereto, a director, key consultant, officer or employee of the Company or its subsidiaries or Affiliates.  The Employee shall continue to be bound by the terms of this Section 13 following the termination of this Agreement, the Term or the Employee’s employment hereunder for any reason or no reason.

(b)          If the Employee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 13, the Company shall have the following rights and remedies, each of which shall be independent of the other, and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

(i)            The right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach may cause irreparable injury to the Company and that money damages may not provide an adequate remedy to the Company;

(ii)           The right and remedy immediately to cease providing the payments and benefits described in Sections 5(d) and 5(e) and to require the Employee to repay to the Company any such payments and benefits that already have been provided as of the time the Company learns of the Employee’s breach of this Section 13; and

(iii)         The right and remedy and to require the Employee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits (collectively “Benefits”) derived or received by the Employee as the result of any transactions constituting a breach of any of the provisions of the preceding paragraph, and the Employee hereby agrees to account for and pay over such Benefits to the Company.

(c)           If any of the covenants contained in this Section 13, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of such covenant or covenants, which shall be given full effect without regard to the invalid portions.

(d)          If any of the covenants contained in this Section 13, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

(e)           The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in this Sections 13 upon the courts of any state within the geographical scope of such covenants.  In the event that the courts of any one or more of such states shall hold any such covenant wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company’s right to the relief provided above in the courts of any other states within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

(f)            The covenants in this Section 13 are conditions of Employee’s continued employment with the Company, and they are not tied to Employee’s performance of any particular position, role or job; therefore, the covenants in this Section 13 shall survive any change in Employee’s position, title, compensation, benefits, role, or responsibilities and shall remain in full force and effect following any such change.  By continuing in the Company’s employ, Employee continually re-affirms the intention to be bound by these ongoing covenants.  The Employee agrees that he shall not, and hereby waives and releases any rights or claims to, contest or challenge the reasonableness, validity or enforceability (but not the applicability) of the restrictions contained in this Section 13, whether in court, arbitration or otherwise.

14.         Non-Disparagement.  (a)  (i)  From and after the date hereof, the Employee shall not make any oral or written statement or comment that disparages, diminishes or injures, or that a reasonable person would expect at the time such statement or comment is made to likely have the effect of disparaging, diminishing or injuring, the reputation or goodwill of the Company or its Affiliates, or any of its or their respective directors, officers or employees; provided, however, that nothing herein shall prevent the Employee from (A) making truthful statements in good faith in response to any governmental or regulatory inquiry or in any judicial, administrative or other proceeding or government investigation or (B) providing any information that may be required by applicable law.  The Employee shall continue to be bound by the terms of this Section 14 following the termination of this Agreement, the Term or the Employee’s employment hereunder for any reason or no reason.

(ii)           From and after the date hereof, the Company shall instruct its officers and directors not to make any oral or written statement or comment that disparages, diminishes or injures, or that a reasonable person would expect at the time of such statement or comment is made to likely have the effect of disparaging, diminishing or injuring, the reputation of the Employee; provided, however, that nothing herein shall prevent the Company or any of its officers or directors from (A) making truthful statements in good faith in response to any governmental or regulatory inquiry or in any judicial, administrative or other proceeding or governmental investigation or (B) providing any information that may be required by applicable law.

(b)           Notwithstanding the foregoing, this Agreement is not intended to, and shall be interpreted in a manner that does not, limit or restrict the Employee from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Exchange Act).  Specifically, nothing in this Agreement shall prohibit the Employee from (i) filing and, as provided for under Section 21F of the Exchange Act, maintaining the confidentiality of, a claim with a government agency that is responsible for enforcing a law, (ii) making any oral or written statement or comment to the extent required by law or legal process or permitted by Section 21F of the Exchange Act or (iii) cooperating, participating or assisting in any government or regulatory entity investigation or proceeding.

15.         Indemnification.  The Company shall indemnify and hold harmless the Employee, to the maximum extent permitted by applicable law, against all costs, charges, expenses, claims and judgments incurred or sustained by the Employee in connection with any action, suit or proceeding to which the Employee may be made a party by reason of being, or agreeing to be, an officer, director or employee of the Company or of any subsidiary or Affiliate of the Company.  The Company shall provide, effective on or before the Effective Date, directors and officers insurance for the Employee in reasonable amounts.  The Board shall determine, in its sole discretion, the availability of insurance upon reasonable terms and the amount of such insurance coverage.

16.         Notices.  All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by private overnight mail service (delivery confirmed by such service), registered or certified mail (return receipt requested), or delivered personally, as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

   If to the Company:

ARIAD Pharmaceuticals, Inc.
26 Landsdowne Street
Cambridge, MA 02139-4234
Attention:  General Counsel

       with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
Facsimile No.: (212) 474-3700
Attention:  Eric W. Hilfers, Esq.

   If to the Employee:

To the most recent address on file with the Company

   with a copy to:

Gesmer Updegrove LLP
40 Broad Street
Boston, MA 02109
Attention:  Joseph Laferrera, Esq. (joe.laferrera@gesmer.com)

17.         General.  (a)  This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely in Massachusetts.

(b)          The parties agree that any action, claim, or other proceeding involving any dispute between them shall be resolved by a judge alone in a bench trial, and both parties expressly waive their right to a trial by a jury of any such action, claim, or proceeding.

(c)           The Section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(d)          This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.  Neither party has made any representation, promise or inducement that is not embodied in this Agreement and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

(e)           This Agreement and the Employee’s rights and obligations hereunder may not be assigned by the Employee or the Company; provided, however, that the Company may assign this Agreement to an Affiliate or a successor-in-interest.

(f)            This Agreement may be amended, modified, superseded, canceled, renewed or extended only by a written instrument executed by the parties hereto.  The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same.  No waiver by a party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

(g)          The Company shall have the right to withhold from any amounts payable under this Agreement all Federal, state and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.

(h)          For purposes of this Agreement, the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation but rather shall be deemed to be following by the words “without limitation”.  The term “or” is not exclusive.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or thing extends, and such phrase shall not mean simply “if”.

18.         Section 409A.  (a)  Notwithstanding any other provision to the contrary, the parties agree that amounts payable under the Agreement shall be interpreted to comply with or be exempt from Section 409A of the Code (collectively with the final Treasury regulations and any guidance promulgated thereunder, “Section 409A”), consistent with the intentions set forth in this Section 18.

(b)          The amounts that may become payable under either Section 5(d)(i) or 5(e)(i) are intended to be exempt from Section 409A to the maximum extent permitted under Section 409A, including under (i) the “short term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury regulations (to the extent of such payments made from the effective date of the termination of the Term and the Employee’s employment hereunder through March 14th of the calendar year following such separation) and (ii) the “separation pay due to involuntary separation from service” rule set forth in Section l.409A-1(b)(9)(iii) of the Treasury regulations (to the extent that such payments made after said March 14th).  For purposes of the Agreement, each payment and benefit payable hereunder is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury regulations.

(c)           The continued employer-paid COBRA benefits described in Sections 5(d)(ii) and 5(e)(ii) are intended to be exempt from Section 409A under either the welfare benefits exception set forth in Section 1.409A- 1(a) (5) of the Treasury regulations (if COBRA premium payments are not taxable to the Employee) or the limited payments exception set forth in Section 1.409A-1(b)(9)(v)(D) of the Treasury regulations (if COBRA premium payments are taxable to the Employee).

(d)          All expenses or other reimbursements described in this Agreement shall be payable in accordance with the Company’s policies in effect from time to time, but in any event shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Employee. No reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year and the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchanged for another benefit.  All payments and benefits that are payable upon a termination of the Term and the Employee’s employment hereunder (including Sections 5(d) and 5(e)) shall be paid or provided only upon the Employee’s separation from service from the Company.  If the Employee is considered by the Company to be a “specified employee” (within the meaning of Section 409A) upon a “separation from service” from the Company (within the meaning of Section 409A) and any payment or the provision of any benefit under the Agreement or otherwise that is payable upon a separation from service from the Company is determined to be nonqualified deferred compensation subject to Section 409A, after giving full effect to the intentions set forth in this Section 18, then any such payment or benefit shall not commence until the earlier of (i) the first payroll period commencing during the seventh month immediately following the date of such separation from service from the Company, and (ii) the date of the Employee’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed hereunder (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Employee in a lump sum, and any remaining payments and benefits due under the Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ARIAD Pharmaceuticals, Inc.

/s/ Norbert Riedel
Name: Norbert G. Riedel, Ph.D.
Title: Chairman of the Compensation Committee

Date:	December 16, 2015

Accepted and Agreed to:

/s/ Paris Panayiotopoulos
Paris Panayiotopoulos

Date:	December 16, 2015

[Signature Page to Paris Panayiotopoulos Executive Employment Agreement]

Exhibit A

SUBSCRIPTION AGREEMENT

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN.

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

ARIAD Pharmaceuticals, Inc.
26 Landsdowne Street,
Cambridge, MA 02139

Ladies and Gentlemen:

Pursuant to an Employment Agreement, dated December 16, 2015, between ARIAD Pharmaceuticals, Inc., a corporation organized under the laws of Delaware (the “Company”), and the undersigned (the “Employment Agreement”), the undersigned is entering into this subscription agreement (this “Subscription Agreement”) in order to purchase shares of the Company’s common stock, par value $.001 per share (the “Common Stock”). The undersigned further understands that the purchase and sale is being made without registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law of any state of the United States or of any other jurisdiction, and is being made to the undersigned based on his status as an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act).

   1.            Subscription. Subject to the terms and conditions hereof, the undersigned hereby agrees to purchase on [●] (the “Purchase Date”), and the Company hereby agrees to sell to the undersigned on the Purchase Date, the Specified Number of shares of Common Stock (the “Purchased Shares”) at a price per share equal to the closing price of the Common Stock on The NASDAQ Global Select Market on the Purchase Date (the “Purchase Price”). The “Specified Number” of shares shall be equal to the quotient obtained by dividing (a) [$●] by (b) the Purchase Price, rounded down to the nearest whole number of shares. The undersigned acknowledges that the Purchased Shares will be subject to restrictions on transfer under applicable law, including the Securities Act, and as set forth in this Subscription Agreement.

   2.            The Closing. The closing of the purchase and sale of the Purchased Shares (the “Closing”) shall take place on the Purchase Date (or as promptly as practicable thereafter) at the offices of the Company in Cambridge, Massachusetts.

   3.            Payment for Purchased Shares. Payment for the Purchased Shares shall be received by the Company from the undersigned by wire transfer of immediately available funds or other means approved by the Company at or prior to the Closing, in the amount of the aggregate Purchase Price for all Purchased Shares. The Purchased Shares shall be, at the election of the Company, issued in certificated or uncertificated form, and the Company shall deliver to the undersigned, as promptly as practicable following the Purchase Date, either certificates representing the Purchased Shares or a statement of book-entry interest if the Purchased Shares shall be issued in book-entry form, which shall in either case bear an appropriate legend referring to the fact that the Purchased Shares were sold in reliance upon an exemption from registration under the Securities Act.

4.	Representations and Warranties of the Company. The Company represents and warrants that:

A.	The Company is duly formed and validly existing under the laws of Delaware, with full power and authority to conduct its business as it is currently being conducted.

B.	The Purchased Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Subscription Agreement, will be validly issued, fully paid and nonassessable.

5.	Representations, Warranties and Covenants of the Undersigned. The undersigned hereby represents and warrants to and covenants with the Company that:

A.	General.

i.
The undersigned has all requisite authority and the capacity to purchase the Purchased Shares, enter into this Subscription Agreement and to perform all the obligations required to be performed by the undersigned hereunder, and such purchase will not contravene any law, rule or regulation binding on the undersigned or any agreement, instrument or contract to which the undersigned is a party or by which it is bound.

ii.	The undersigned is a resident of the state set forth on the signature page hereto and is not acquiring the Purchased Shares as a nominee or agent or otherwise for any other person.

B.	Information Concerning the Company.

i.	The undersigned has not been furnished any offering materials and has relied only his own review of the Company’s publicly available information.

ii.
The undersigned understands and accepts that the purchase of the Purchased Shares involves various risks, including the risks outlined in Company’s filings with the Securities and Exchange Commission (“SEC”) and in this Subscription Agreement. The undersigned represents that he is able to bear any loss associated with an investment in the Purchased Shares.

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iii.
The undersigned confirms that he is not relying on any communication (written or oral) of the Company or any of its affiliates, or any of their respective representatives, as investment advice or as a recommendation to purchase the Purchased Shares. It is understood that information and explanations related to the terms and conditions of the Purchased Shares provided in this Subscription Agreement or otherwise by the Company or any of its affiliates, or any of their respective representatives, shall not be considered investment advice or a recommendation to purchase the Purchased Shares, and that neither the Company nor any of its affiliates, nor any of their respective representatives, is acting or has acted as an advisor to the undersigned in deciding to invest in the Purchased Shares.

iv.
The undersigned is familiar with the business and financial condition and operations of the Company, all as generally described in the Company’s SEC filings. The undersigned has had access to such information concerning the Company and the Purchased Shares as he deems necessary to enable him to make an informed investment decision concerning the purchase of the Purchased Shares.

v.
The undersigned understands that each of the undersigned’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the undersigned.

vi.
The undersigned understands that no federal, state or other governmental or regulatory body or agency has passed upon the merits or risks of an investment in the Purchased Shares or made any finding or determination concerning the fairness or advisability of this investment.

C.	Non-reliance.

i.
The undersigned represents that he is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, or any of its affiliates, or any of their respective representatives, as investment advice or as a recommendation to purchase the Purchased Shares.

ii.
The undersigned confirms that neither the Company nor any of its affiliates, nor any of their respective representatives, has (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Purchased Shares or (B) made any representation to the undersigned regarding the legality of an investment in the Purchased Shares under applicable legal investment or similar laws or regulations. In deciding to purchase the Purchased Shares, the undersigned is not relying on the advice or recommendations of the Company or any of its affiliates, or any of their respective representatives, and the undersigned has made his own independent decision that the investment in the Purchased Shares is suitable and appropriate for the undersigned.

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D.	Status of Undersigned.

i.
The undersigned has such knowledge, skill and experience in business, financial and investment matters that the undersigned is capable of evaluating the merits and risks of an investment in the Purchased Shares. With the assistance of the undersigned’s own professional advisors, to the extent that the undersigned has deemed appropriate, the undersigned has made his own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Purchased Shares and the consequences of this Subscription Agreement. The undersigned has considered the suitability of the Purchased Shares as an investment in light of his own circumstances and financial condition and the undersigned is able to bear the risks associated with an investment in the Purchased Shares and his authority to invest in the Purchased Shares.

ii.
The undersigned is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its affiliates or any of their respective representatives, to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Purchased Shares.

E.	Restrictions on Transfer or Sale of Purchased Shares.

i.
The undersigned is acquiring the Purchased Shares solely for the undersigned’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Purchased Shares. The undersigned understands that the Purchased Shares have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the undersigned in this Subscription Agreement. The undersigned understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

ii.
The undersigned understands that the Purchased Shares are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the SEC provide in substance that the undersigned may dispose of the Purchased Shares only pursuant to an effective registration statement under the Securities Act or an exemption therefrom, and the undersigned understands that the Company has no obligation or intention to register any of the Purchased Shares, or to take action so as to permit sales pursuant to the Securities Act (including Rule 144 thereunder).

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iii.
The undersigned agrees: (A) that the undersigned will not offer, sell, assign, pledge, give, transfer or otherwise dispose of the Purchased Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Purchased Shares under the Securities Act and all applicable state securities laws, or in a transaction which is exempt from the registration requirements of the Securities Act and all applicable state securities laws; (B) that the certificates representing or any statement of book-entry interest evidencing the Purchased Shares will bear a legend making reference to the foregoing restrictions; and (C) that the Company and its affiliates shall not be required to give effect to any purported transfer of such Purchased Shares except upon compliance with the foregoing restrictions.

   6.            Conditions to Obligations of the Company. The obligations of the Company to sell the Purchased Shares are subject to the satisfaction at or prior to the Closing of the following conditions precedent: (i) the receipt of the aggregate Purchase Price for the Purchased Shares, (ii) the representations and warranties of the undersigned contained in Section 5 hereof shall be true and correct as of the Closing with the same effect as though such representations and warranties had been made as of the Closing and (iii) the issuance of Purchased Shares to the undersigned would not constitute a violation of any applicable law, including the Securities Act or any “blue sky” or other state securities laws.

   7.            Legend. The Purchased Shares bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE OWNED BY A PERSON OR PERSONS WHO MAY BE CONSIDERED AN AFFILIATE FOR PURPOSES OF RULE 144 UNDER THE ACT. NO TRANSFER OF THESE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT THE SHARES MAY BE SOLD PURSUANT TO RULE 144 OR ANOTHER AVAILABLE EXEMPTION UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER.”

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   8.            Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

   9.            Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the undersigned without the prior written consent of the other party.

   10.            Waiver of Jury Trial. THE UNDERSIGNED IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

   11.            Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Purchased Shares by the undersigned (“Proceedings”), the undersigned irrevocably and unconditionally submits to the jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  The undersigned irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any Proceeding in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) or that any such Proceeding brought in any such court has been brought in an inconvenient forum.

   12.            Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

   13.            Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

   14.            Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

   15.            Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	ARIAD Pharmaceuticals, Inc. 26 Landsdowne Street, Cambridge, MA 02139

Attention:	Thomas J. DesRosier, Executive Vice President Chief Legal and Administrative Officer

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If to the Purchaser:	At the current address for his principal residence

   16.            Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

   17.            Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive the Closing.

   18.            Notification of Changes. The undersigned hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Purchased Shares pursuant to this Subscription Agreement which would cause any representation, warranty, or covenant of the undersigned contained in this Subscription Agreement to be false or incorrect.

   19.            Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

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   IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this [●] day of [●].

PURCHASER:

By:
Name: Paris Panayiotopoulos

State/Country of Domicile:

ARIAD PHARMACEUTICALS, INC.

By:
Name:
Title:

[Signature Page to Subscription Agreement]
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Exhibit B

Form of Release of Claims

WHEREAS, Paris Panayiotopoulos (the “Executive”) and ARIAD Pharmaceuticals, Inc. (the “Company”) are parties to that certain Executive Employment Agreement, dated as of December 16, 2015 (the “Employment Agreement”); and

WHEREAS, the Executive’s employment has been terminated in accordance with Section [●] of the Employment Agreement.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the Executive agrees as follows:

1.            This release of claims (this “Release”) is effective as of the date hereof and shall continue in effect as provided herein.

2.            (a) In consideration of the mutual covenants and agreements contained in the Employment Agreement, the Executive, for himself and his dependents, successors, assigns, heirs, executors and administrators (and his and their legal representatives of every kind), hereby releases, dismisses, remises and forever discharges the Company and its respective predecessors, parents, subsidiaries, divisions, affiliated companies, officers, directors, stockholders, members, employees, heirs, successors, assigns, representatives, agents and counsel (collectively, the “Company Parties”) from any and all arbitrations, claims, including claims for attorney’s fees, demands, damages, suits, proceedings, actions and/or causes of action of any kind and every description, whether known or unknown (“claims”), which the Executive now has or may have had for, upon, or by reason of any cause whatsoever through the date this Release is signed by the Executive, against the Company Parties, including but not limited to:

   (i)            any and all claims arising out of or relating to the Executive’s employment by or service with the Company and its subsidiaries and affiliates and the termination thereof;

   (ii)          any and all claims of discrimination, including but not limited to claims of discrimination on the basis of sex, race, age, national origin, marital status, religion or handicap, including, specifically, but without limiting the generality of the foregoing, any claims under the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act or any other applicable federal, state or local law provisions, whether domestic or foreign; and

   (iii)         any and all claims of wrongful or unjust discharge or breach of any contract or promise, express or implied.

   (b)          The Executive understands and acknowledges that the Company and its subsidiaries and affiliates do not admit any violation of law, liability or invasion of any of his rights and that any such violation, liability or invasion is expressly denied.  The consideration provided for this Release is made for the purpose of settling and extinguishing all claims and rights (and every other similar or dissimilar matter) that the Executive ever had or now may have against the Company and the Company Parties to the extent provided in this Release.  The Executive further agrees and acknowledges that no representations, promises or inducements have been made by the Company or the Company Parties other than as appear in the Employment Agreement.

   (c)          The Executive further agrees and acknowledges that:

   (i)            The release provided for herein releases claims prior to and including the date of this Release;

   (ii)          The Executive has been advised by the Company to consult with legal counsel prior to executing this Release, has had an opportunity to consult with and to be advised by legal counsel of his choice, fully understands the terms of this Release, and enters into this Release freely, voluntarily and intending to be bound;

   (iii)         The Executive has been given a period of 45 days to review and consider the terms of this Release prior to its execution and that he may use as much of the 45-day period as he desires; and

   (iv)        The Executive may, within seven days after execution, revoke this Release.  Revocation shall be made by delivering a written notice of revocation to the Company.  For such revocation to be effective, such written notice must be actually received by the Company no later than the close of business on the seventh day after the Executive executes this Release.  If the Executive exercises his right to revoke this Release, all of the terms and conditions of this Release shall be of no force and effect.

   (d)          The Executive agrees that he shall never file a lawsuit or other complaint asserting any claim that he releases in this Release or the validity or enforceability of this Release.

   (e)          The Executive does not by this Release relinquish (i) any right to any vested benefits under any benefit plans or arrangements maintained by the Company or its subsidiaries or affiliates, (ii) any right to indemnification under the Employment Agreement, any applicable directors and officers liability insurance policy, applicable state and federal law or the Company’s certificate of incorporation and bylaws, (iii) any right that is not waivable under applicable law, (iv) any right with respect to any event, act or omission taking place after the date this Release is signed by the Executive or (v) any rights under (including to enforce) the Employment Agreement.

   (f)           The Executive waives and releases any claim that he has or may have to reemployment after the effective date of his termination of employment.

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3.            This Release is not intended to, and shall be interpreted in a manner that does not, limit or restrict the Executive from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Securities Exchange Act of 1934).  The Company and the Executive each agree that they shall remain obligated to the other party under the Employment Agreement from and after the date of this Release.  The Executive agrees to hold harmless the Company from and against any and all costs or losses whatsoever, including reasonable attorney’s fees, caused by the Executive’s breach of any obligation contained herein or if any representation herein was false when made.  The provisions of this Release are severable and if any part of it is found to be unenforceable, the other paragraphs shall remain full, valid and enforceable.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the Executive has executed and delivered this Release on the date set forth below.

Paris Panayiotopoulos

Date:

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